CrowdStrike Reports Fiscal First Quarter 2021 Financial Results
Achieves $686 million in ARR, 89% year-over-year subscription revenue growth, and record operating and free cash flow

SUNNYVALE, Calif., June 2, 2020 -- CrowdStrike Holdings, Inc., (Nasdaq: CRWD), a leader in cloud-delivered endpoint protection, today announced financial results for the first quarter of its fiscal 2021, ended April 30, 2020.

“CrowdStrike finished the quarter with strong momentum and delivered results that exceeded our expectations across the board,” said George Kurtz, CrowdStrike’s co-founder and chief executive officer. "An increasing number of organizations recognize the power of CrowdStrike’s cloud-native Falcon platform to effectively stop breaches as well as simplify their security and I.T. operations stack with a single, lightweight agent. Cybersecurity is mission critical and in the quarter our customers continued to prioritize their cybersecurity investments. With both security administrators and end-users working from home, we believe the rapid shift to a remote workforce has helped increase our leadership. We achieved 88% ARR growth and 105% subscription customer growth year-over-year as we continue to partner with customers to protect and manage their critical workloads in a heightened threat landscape and a rapidly evolving business environment.”

Commenting on the company's financial results, Burt Podbere, CrowdStrike’s chief financial officer, added, “As a result of our strong execution across the quarter and continued focus on unit economics, we drove substantial operating leverage, reduced GAAP operating loss and achieved non-GAAP operating profitability for the first time in company history. While continuing to aggressively invest in our business, we generated record positive cash flow from operations and free cash flow.”

First Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $178.1 million, an 85% increase, compared to $96.1 million in the first quarter of fiscal 2020. Subscription revenue was $162.2 million, an 89% increase, compared to $86.0 million in the first quarter of fiscal 2020.

•Annual Recurring Revenue (ARR) increased 88% year-over-year and grew to $686.1 million as of April 30, 2020, of which $85.7 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was 77%, compared to 72% in the first quarter of fiscal 2020. Non-GAAP subscription gross margin was 78%, compared to 73% in the first quarter of fiscal 2020.

•Income/Loss from Operations: GAAP loss from operations was $22.6 million, compared to $25.8 million in the first quarter of fiscal 2020. Non-GAAP income from operations was $1.2 million, compared to a loss of $21.9 million in the first quarter of fiscal 2020.

•Net Income/Loss: GAAP net loss was $19.2 million, compared to $26.0 million in the first quarter of fiscal 2020. GAAP net loss per share was $0.09, compared to $0.55 in the first quarter of fiscal 2020. Non-GAAP net income was $4.5 million, compared to a loss of $22.1 million in the first quarter of fiscal 2020. Non-GAAP net income per share, was $0.02, compared to a loss of $0.47 in the first quarter of fiscal 2020.

•Cash Flow: Net cash generated from operations was $98.6 million, compared to $1.4 million in the first quarter of fiscal 2020. Free cash flow was $87.0 million, compared to negative $16.1 million in the first quarter of fiscal 2020.

•Cash and Cash Equivalents increased to $1,005 million as of April 30, 2020.

Recent Highlights

•Added 830 net new subscription customers in the quarter for a total of 6,261 subscription customers as of April 30, 2020, representing 105% growth year-over-year.

•CrowdStrike’s subscription customers that have adopted four or more cloud modules increased to 55% and those with five or more cloud modules increased to over 35% as of April 30, 2020.

•The CrowdStrike Falcon® endpoint protection platform was named a Leader in The Forrester Wave™: Enterprise Detection And Response, Q1 2020. CrowdStrike received the highest possible score in 11 criteria.

•For the second consecutive year, CrowdStrike earned the highest overall rating among vendors named in 2020 Gartner Peer Insights Customers’ Choice for Endpoint Detection and Response (EDR) with an overall rating of 4.9 out of 5 from 106 verified customer reviews.

•Announced partnerships with Computacenter, a technology partner trusted by large corporate and public sector organizations, and Veronym, a cloud-managed security service provider that specializes in small and medium-sized enterprises (SME). These partnerships make the CrowdStrike Falcon® platform widely available for enterprise customers across Germany and to SMEs across Germany, Austria, and Switzerland.

•CrowdStrike successfully completed its second MITRE ATT&CK® evaluation. The MITRE ATT&CK evaluation tests a vendor’s ability to detect attacker activity across the full spectrum of sophisticated attacks. CrowdStrike’s results indicate once again that CrowdStrike Falcon® delivers best-in-class visibility and detection.

Financial Outlook

CrowdStrike is providing the following guidance for the second quarter of fiscal 2021 (ending July 31, 2020) and increasing its guidance for fiscal year 2021 (ending January 31, 2021):

	Q2 FY21 Guidance	Full Year FY21 Guidance
Total revenue	$185.8 - $190.3 million	$761.2 - $772.6 million
Non-GAAP loss from operations	$(3.1) - $0.0 million	$(19.2) - $(11.1) million
Non-GAAP net loss	$(3.8) - $(0.7) million	$(18.1) - $(9.9) million
Non-GAAP net loss per share, basic and diluted	$(0.02) - $0.00	$(0.08) - $(0.05)
Weighted average shares used in computing Non-GAAP net loss per share attributable to common stockholders, basic and diluted	216 million	220 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization expense of acquired intangible assets. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP loss from operations, non-GAAP net loss, and non-GAAP net loss per share is not available without unreasonable effort.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the first quarter of fiscal 2021 and outlook for its fiscal second quarter and year 2021 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	June 2, 2020
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Dial-in number:	409-937-8967, conference ID: 8038467
Webcast:	ir.crowdstrike.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the fiscal second quarter and year 2021. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of the COVID-19 pandemic on our and our customers’ business; our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions, including those related to COVID-19.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended January 31, 2020 filed with the SEC, dated March 23, 2020, and in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2020, that will be filed with the SEC following this earnings release.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.
Disclaimer
Gartner Peer Insights Customers’ Choice constitute the subjective opinions of individual end-user reviews, ratings, and data applied against a documented methodology; they neither represent the views of, nor constitute an endorsement by, Gartner or its affiliates.

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

About CrowdStrike Holdings
CrowdStrike® provides cloud-delivered endpoint protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon® platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.
Copyright © 2020 CrowdStrike, Inc. All rights reserved. CrowdStrike® and CrowdStrike Falcon® are the registered trademarks of CrowdStrike, Inc. CrowdStrike owns other trademarks and service marks, and may use the brands of third parties to identify their products and services.
Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley, Senior Director of Investor Relations
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Ilina Cashiola, Director of Public Relations
ilina.cashiola@crowdstrike.com
202-340-0517
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CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue
Subscription	$162,222	$85,990
Professional services	15,856	10,087
Total revenue	178,078	96,077
Cost of revenue
Subscription (1)(2)	37,244	23,691
Professional services (1)	9,651	5,582
Total cost of revenue	46,895	29,273
Gross profit	131,183	66,804
Operating expenses
Sales and marketing (1)(2)	88,138	56,843
Research and development (1)(2)	40,578	23,875
General and administrative (1)	25,043	11,861
Total operating expenses	153,759	92,579
Loss from operations	(22,576)	(25,775)
Interest expense	(143)	(1)
Other income, net	4,533	394
Loss before provision for income taxes	(18,186)	(25,382)
Provision for income taxes	(1,036)	(595)
Net loss	$(19,222)	$(25,977)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.09)	$(0.55)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	213,129	47,205
_____________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended April 30,
	2020	2019
	(in thousands)
Subscription cost of revenue	$1,995	$265
Professional services cost of revenue	971	103
Sales and marketing	8,687	1,518
Research and development	4,900	681
General and administrative	7,085	1,185
Total stock-based compensation expense	$23,638	$3,752

(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended April 30,
	2020	2019
	(in thousands)
Subscription cost of revenue	$62	$104
Sales and marketing	31	30
Research and development	10	11
Total amortization of purchased intangibles	$103	$145

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$1,004,991	$264,798
Marketable securities	—	647,266
Accounts receivable, net	144,187	164,987
Deferred contract acquisition costs, current	53,410	42,971
Prepaid expenses and other current assets	45,874	51,614
Total current assets	1,248,462	1,171,636
Strategic investments	1,000	1,000
Property and equipment, net	139,096	136,078
Operating lease right-of-use assets	35,738	—
Deferred contract acquisition costs, noncurrent	69,908	71,235
Goodwill	7,652	7,722
Intangible assets, net	419	527
Other assets	17,121	16,708
Total assets	$1,519,396	$1,404,906
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,528	$1,345
Accrued expenses	26,396	30,355
Accrued payroll and benefits	37,458	36,810
Operating lease liabilities, current	6,673	—
Deferred revenue	465,569	412,985
Other current liabilities	13,020	11,601
Total current liabilities	555,644	493,096
Deferred revenue, noncurrent	170,404	158,183
Operating lease liabilities, noncurrent	32,907	—
Other liabilities, noncurrent	7,288	11,020
Total liabilities	766,243	662,299
Commitments and contingencies
Stockholders’ Equity
Common stock, Class A and Class B	108	106
Additional paid-in capital	1,409,758	1,378,479
Accumulated deficit	(656,709)	(637,487)
Accumulated other comprehensive income (loss)	(1,004)	1,009
Total CrowdStrike Holdings, Inc. stockholders’ equity	752,153	742,107
Non-controlling interest	1,000	500
Total stockholders’ equity	753,153	742,607
Total liabilities and stockholders’ equity	$1,519,396	$1,404,906

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Operating activities
Net loss	$(19,222)	$(25,977)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,202	4,873
Amortization of intangible assets	103	146
Amortization of deferred contract acquisition costs	13,451	7,345
Non-cash operating lease costs	2,283	—
Change in fair value of redeemable convertible preferred stock warrant liability	—	1,167
Provision for bad debts	149	(254)
Stock-based compensation expense	23,638	3,752
Gain on sale of debt securities, net	(1,347)	—
Amortization (accretion) of marketable securities purchased at a discount	578	(513)
Non-cash interest expense	151	(424)
Changes in operating assets and liabilities
Accounts receivable	20,651	5,375
Deferred contract acquisition costs	(22,563)	(8,471)
Prepaid expenses and other assets	5,332	(4,049)
Accounts payable	4,736	2,818
Accrued expenses and other current liabilities	(1,095)	(2,407)
Accrued payroll and benefits	648	(6,601)
Operating lease liabilities	(2,975)	—
Deferred revenue	64,805	24,812
Other liabilities	1,052	(177)
Net cash provided by operating activities	98,577	1,415
Investing activities
Purchases of property and equipment	(9,694)	(15,541)
Capitalized internal-use software	(1,882)	(1,984)
Purchases of marketable securities	(84,904)	(51,805)
Proceeds from sales of marketable securities	639,586	4,473
Maturities of marketable securities	91,605	68,995
Net cash provided by investing activities	634,711	4,138
Financing activities
Payments of deferred offering costs	—	(2,392)
Proceeds from issuance of common stock upon exercise of stock options	6,393	1,510
Capital contributions from non-controlling interest holders	500	—
Net cash provided by (used in) financing activities	6,893	(882)

Effect of foreign exchange rates on cash and cash equivalents	12	(86)

Net increase in cash and cash equivalents	740,193	4,585

Cash and cash equivalents, beginning of period	264,798	88,408
Cash and cash equivalents, end of period	$1,004,991	$92,993

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP
(in thousands, except percentages)
(unaudited)

	Three Months Ended April 30,
	2020	2019
GAAP subscription revenue	$162,222	$85,990

GAAP subscription gross profit	$124,978	$62,299
Add: Stock-based compensation expense	1,995	265
Add: Amortization of acquired intangible assets	62	104
Non-GAAP subscription gross profit	$127,035	$62,668

GAAP subscription gross margin	77%	72%

Non-GAAP subscription gross margin	78%	73%

	Three Months Ended April 30,
	2020	2019
GAAP total revenue	$178,078	$96,077

GAAP loss from operations	$(22,576)	$(25,775)
Add: Stock-based compensation expense	23,638	3,752
Add: Amortization of acquired intangible assets	103	145
Non-GAAP income (loss) from operations	$1,165	$(21,878)

GAAP operating margin	(13)%	(27)%

Non-GAAP operating margin	1%	(23)%

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP (Continued)
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended April 30,
	2020	2019
GAAP net loss	$(19,222)	$(25,977)

Add: Stock-based compensation expense	$23,638	$3,752
Add: Amortization of acquired intangible assets	103	145

Non-GAAP net income (loss)	$4,519	$(22,080)

Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic and diluted	213,129	47,205

GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.09)	$(0.55)

Non-GAAP net income (loss) per share attributable to common stockholders, basic and diluted	$0.02	$(0.47)

	Three Months Ended April 30,
	2020	2019
GAAP total revenue	$178,078	$96,077

GAAP net cash provided by operating activities	98,577	1,415
Less: Purchases of property and equipment	(9,694)	(15,541)
Less: Capitalized internal-use software	(1,882)	(1,984)
Free cash flow	$87,001	$(16,110)

GAAP net cash used in investing activities	$634,711	$4,138
GAAP net cash provided by (used in) financing activities	$6,893	$(882)

GAAP net cash used in operating activities as a percentage of revenue	55%	1%
Less: Purchases of property and equipment as a percentage of revenue	(5)%	(16)%
Less: Capitalized internal-use software as a percentage of revenue	(1)%	(2)%
Free cash flow margin	49%	(17)%

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
GAAP cost of revenue	$46,895	$29,273
Less:
Stock based compensation expense	2,966	368
Amortization of acquired intangible assets	62	104
Non-GAAP cost of revenue	$43,867	$28,801

GAAP subscription gross profit	$124,978	$62,299
Add:
Stock based compensation expense	1,995	265
Amortization of acquired intangible assets	62	104
Non-GAAP subscription gross profit	$127,035	$62,668

GAAP professional services gross profit	$6,205	$4,505
Add:
Stock based compensation expense	971	103
Non-GAAP professional services gross profit	$7,176	$4,608

GAAP sales and marketing operating expenses	$88,138	$56,843
Less:
Stock based compensation expense	8,687	1,518
Amortization of acquired intangible assets	31	30
Non-GAAP sales and marketing operating expenses	$79,420	$55,295

GAAP research and development operating expenses	$40,578	$23,875
Less:
Stock based compensation expense	4,900	681
Amortization of acquired intangible assets	10	11
Non-GAAP research and development operating expenses	$35,668	$23,183

GAAP general and administrative operating expenses	$25,043	$11,861
Less:
Stock based compensation expense	7,085	1,185
Non-GAAP general and administrative operating expenses	$17,958	$10,676

GAAP loss from operations	$(22,576)	$(25,775)
Add:
Stock based compensation expense	23,638	3,752
Amortization of acquired intangible assets	103	145
Non-GAAP income (loss) from operations	$1,165	$(21,878)

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2020	2019
GAAP net loss	$(19,222)	$(25,977)
Add:
Stock based compensation expense	23,638	3,752
Amortization of acquired intangible assets	103	145
Non-GAAP net income (loss)	$4,519	$(22,080)

Weighted-average shares used in computing basic net income (loss) per share (GAAP and Non-GAAP)	213,129	47,205

GAAP basic net loss per share	$(0.09)	$(0.55)

Non-GAAP basic net income (loss) per share	$0.02	$(0.47)

GAAP diluted loss per common share	$(0.09)	$(0.55)
Stock-based compensation	0.10	—
Amortization of acquired intangible assets	—	—
Provision for income taxes (1)	—	—
Adjustment to fully diluted earnings per share (2)	0.01	—
Non-GAAP diluted income (loss) per common share	$0.02	$(0.55)

Weighted-average shares used in diluted net income (loss) per share calculation:
GAAP	213,129	47,205
Non-GAAP	229,796	47,205
_____________________________
(1)We use our GAAP provision for income taxes for the purpose of determining our non-GAAP income tax expense. The difference between our GAAP and non-GAAP income tax expense represents the excess tax deduction of stock-based compensation expense recognized in foreign jurisdictions. The income tax benefit related to stock-based compensation expense included in the GAAP provision for income taxes was not material for all periods presented.
(2)For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total to diluted Non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share and because of rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share.
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Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.  In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Income (Loss) from Operations
We define non-GAAP income (loss) from operations as GAAP income (loss) from operations excluding stock-based compensation expense, amortization of acquired intangible assets, and acquisition-related expenses. We believe non-GAAP income (loss) from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Basic and Diluted

We define non-GAAP net income (loss) per share attributable to common stockholders, as non-GAAP net income (loss) divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.  We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net income (loss) when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.

Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.